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                                                                    Exhibit 99.1
                              M&T BANK CORPORATION

                      FOR SPECIAL MEETING OF SHAREHOLDERS

                                         , 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints             ,           and             ,
or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of M&T Bank Corporation, which the undersigned is entitled to
vote at the           , 2000 Special Meeting of Shareholders, or at any
adjournments or postponements thereof, as follows:

                  (To be Completed and Signed on Reverse Side)
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                       SPECIAL MEETING OF SHAREHOLDERS OF
                              M&T BANK CORPORATION
                                     , 2000

                        INSTRUCTIONS FOR VOTING BY PROXY

Stockholders of record have two alternative ways of voting their proxies:

1.  By Mail (traditional method); or

2.  By Telephone (using a Touch-Tone Phone).

Your telephone vote authorizes the named proxies to vote your share in the same manner as if you marked, signed, and returned your proxy card. Please note all
votes cast via the telephone must be cast prior to 3:00 p.m. E.D.T.,     , 2000.

                     It's fast, convenient, and immediate!
                      Call Toll-Free on a Touch-Tone Phone
                        1-877-PRX-VOTE (1-877-779-8683)


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               Follow these four easy steps:

               1. Read the accompanying Proxy Statement and
                  Proxy Card.

               2. Call the toll-free number
                  1-877-PRX-VOTE (1-877-779-8683).

               3. Enter your 14-digit Control Number
                  located on your Proxy Card above your name.

               4. Follow the recorded instructions.
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                            YOUR VOTE IS IMPORTANT!
                          CALL 1-877-PRX-VOTE ANYTIME

  IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

         PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE
                                  OR BY MAIL,
                           WILL BE THE VOTE COUNTED.
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                Please Detach and Mail in the Envelope Provided
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    Please mark your
[X] vote as in this
    example.

MANAGEMENT RECOMMENDS THAT YOU VOTE
FOR THE PROPOSALS BELOW:



1.  Approval of the Agreement and Plan of       FOR     AGAINST    ABSTAIN
    Reorganization, dated as of May 16, 2000,    / /       / /        / /
    by and among M&T Bank Corporation,
    Keystone Financial, Inc., and Olympia
    Financial Corp., a wholly-owned
    subsidiary of M&T Corporation, and the
    related Agreement and Plan of Merger,
    dated as of May 16, 2000, by and between Keystone Financial, Inc. and Olympia
    Financial Corp. and joined in by M&T Bank
    Corporation, providing, among other
    things, for the merger of Keystone
    Financial, Inc., with and into Olympia
    Financial Corp. and the issuance of up to 1,725,000 shares of M&T Bank Corporation
    Common Stock.

2.  Authorization of a Certificate of           / /       / /        / /
    Amendment to the Certificate of
    Incorporation of M&T Bank Corporation
    providing for an increase in the number
    of authorized shares of M&T Common Stock from 15,000,000 to 150,000,000, a
    10-for-1 split in the number of shares of M&T Common Stock and a reduction in the par value of M&T Common Stock from $5.00 per share to $0.50 per share.

3. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2.


SIGNATURE(S) __________________________________ DATE ___________________, 2000

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.